Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DeFi Global, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), undersigned, Jeff Rice, Chief Executive Officer and a Director, and Mark Sierra Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of December 31, 2009, and for the period then ended.

May 13, 2010
	By:	/s/ Jeff Rice
Jeff Rice
	By:	Chief Executive Officer and a Director (Principal Executive Officer) DeFi Global, Inc. /s/ Mark Sierra Mark Sierra Chief Financial Officer (Principal Financial Officer) DeFi Global, Inc.